EXHIBIT p.4

                                 CODE OF ETHICS
                                     ZWEIG

                            POLICY AND PROCEDURES OF
               PHOENIX/ZWEIG ADVISERS LLC AND EUCLID ADVISORS LLC
                 DESIGNED TO DETECT AND PREVENT INSIDER TRADING

--------------------------------------------------------------------------------

SECTION I. POLICY STATEMENT ON INSIDER TRADING

A.       INTRODUCTION

         Phoenix/Zweig Advisers LLC and Euclid Advisors LLC (each of which is hereinafter referred to as an "Adviser" or the "Adviser") each seeks to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in us by our clients is something we should value and endeavor to protect. To further that goal, this Policy Statement implements procedures to deter the misuse of material, nonpublic information in securities transactions.

         Trading securities while in possession of material, nonpublic information or improperly communicating that information to others may expose you to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The Securities and Exchange Commission can recover the profits gained or losses avoided through the violative trading, impose a penalty of up to three times the illicit windfall and issue an order permanently barring you from the securities industry. Finally, you may be sued by investors seeking to recover damages for insider trading violations.

         Regardless of whether a government inquiry occurs, the Advisers view seriously any violation of this Policy Statement. Such violations constitute grounds for disciplinary sanctions, including dismissal.

B.       SCOPE OF THE POLICY STATEMENT

         This Policy Statement is drafted broadly; it will be applied and interpreted in a similar manner. This Policy Statement applies to securities trading and information handling by directors, officers and employees of the Advisers (including spouses, minor children and adult members of their households).

         This Policy Statement on Insider Trading and the following procedures to implement the Adviser's Policy represent the Adviser's current such Policy Statement and Procedures. Such Policy Statement and Procedures may be revised or supplemented from time to time by the issuance of a new Policy Statement and Procedures or a supplement or memorandum from the Adviser's chief executive officer and/or compliance officer.

         The law of insider trading is unsettled and continuously developing; an individual legitimately may be uncertain about the application of the Policy Statement in a particular circumstance. Often, a single question can forestall disciplinary action or complex legal problems. You should direct any questions relating to this Policy Statement to the Compliance Officer, who is Marc Baltuch, or, in his absence, Melinda Reibel or Jennifer Marinpetro. You also must notify the Compliance Officer immediately if you have any reason to believe that a violation of this Policy Statement has occurred or is about to occur.


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

C.       POLICY STATEMENT ON INSIDER TRADING

         No person to whom this Policy Statement applies, including you, may trade, either personally or on behalf of others (such as mutual funds and private accounts managed by the Advisers), while in possession of material, nonpublic information; nor may any personnel of an Adviser communicate material, nonpublic information to others in violation of the law. This section reviews principles important to this Policy Statement.

         1.     WHAT IS MATERIAL INFORMATION?

         Information is material where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information whose disclosure will have a substantial effect on the price of a company's securities. No simple "bright line" test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to the Compliance Officer.

         Material information often relates to a company's results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

         Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material. For example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about the WALL STREET JOURNAL'S Heard on the Street column.

         2.     WHAT IS NONPUBLIC INFORMATION?

         Information is "public" when it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other government agency, the Dow Jones "tape" or the WALL STREET JOURNAL or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

         3.     IDENTIFYING INSIDE INFORMATION

         Before executing any trade for yourself or others, including investment companies or private accounts managed by an Adviser, you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps.

         i.     Report the information and proposed trade immediately to the
                      Compliance Officer.

         ii.    Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by the Advisers.

         iii.   Do not communicate the information inside or outside the
                      Advisers, other than to the Compliance Officer.


         iv.    After the Compliance Officer has reviewed the issue, the firm will determine whether the information is material and nonpublic and, if so, what action the firm should take.

You should consult with the Compliance Officer before taking any action. This degree of caution will protect you, your clients and the firm.

         4.     CONTACTS WITH PUBLIC COMPANIES

         For the Advisers, contacts with public companies represent an important part of our research efforts. An Adviser may make investment decisions on the basis of the firm's conclusions formed through such contacts and analysis of publicly-available information. Difficult legal issues arise, however, when, in the course of these contacts, an employee of an Adviser or other person subject to this Policy Statement becomes aware of material, nonpublic information. This could happen, for example, if a company's Chief Financial Officer prematurely discloses quarterly results to an analyst, or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, the Adviser must make a judgment as to its further conduct. To protect yourself, your clients and the firm, you should contact the Compliance Officer immediately if you believe that you may have received material, nonpublic information.

         5.     TENDER OFFERS

         Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Employees of an Adviser and others subject to this Policy Statement should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

SECTION II. PROCEDURES TO IMPLEMENT THE ADVISERS'
            POLICY STATEMENT ON INSIDER TRADING

         The following procedures have been established to aid the officers, directors and employees of the Advisers in avoiding insider trading, and to aid the Advisers in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of an Adviser must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures, you should consult the Compliance Officer.

A.       PERSONAL SECURITIES TRADING

1.       PROHIBITED ACTIVITIES

         (a) IPO Rule: No Advisory Person may directly or indirectly acquire beneficial ownership in any securities in an Initial Public Offering (including IPOs offered through the Internet), except with the prior written approval of the Adviser's Compliance Officer. No NASD registered person may participate in an IPO pursuant to NASD Rule 2790.

         (b) Limited Offering/Private Placement Rule: No Advisory Person may directly or indirectly acquire beneficial ownership in any securities in a Limited Offering or Private Placement except with the prior written approval of the Adviser's Compliance Officer.

                (i) The Adviser's Compliance Officer will make a record of any decision, and the reasons supporting the decision, to grant approval for transactions in IPOs and Limited Offerings, and will maintain these records for at least five years after the end of the fiscal year in which the approval is granted.

         (c) Preclearance Rule: No Advisory Person may directly or indirectly acquire or dispose of beneficial ownership in a Covered Security unless such transaction has been precleared by the Adviser's Compliance Officer. Preclearance is required prior to executing any trade through any personal brokerage account, unless specially exempted under Section 4 above. Preclearance is valid through the business day next following the day preclearance is given.
                (i) The Adviser's Compliance Officer will monitor investment activity by the Advisory Person involving the precleared transaction.
                (ii) Compliance reserves up to one business day to respond to any request for preclearance.

NOTE: THE COMPLIANCE OFFICER MAY DENY APPROVAL OF ANY TRANSACTION REQUIRING PRECLEARANCE UNDER THIS PRECLEARANCE RULE, EVEN IF THE TRANSACTION IS NOMINALLY PERMITTED UNDER THIS CODE OF ETHICS, IF HE OR SHE REASONABLY BELIEVES THAT DENYING PRECLEARANCE IS NECESSARY FOR THE PROTECTION OF A FUND. ANY SUCH DENIAL MAY BE APPEALED TO THE FUND'S CHIEF COMPLIANCE OFFICER. THE DECISION OF THE CHIEF COMPLIANCE OFFICER SHALL BE FINAL.


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

         (f) Open Order Rule: No Advisory Person may directly or indirectly acquire or dispose of beneficial ownership in any Covered Security on a day during which a Fund has a pending "buy" or "sell" order for that security of the same type (i.e., buy or sell) as the proposed personal trade, until the Fund's order is executed or withdrawn.

                Exceptions: The following securities transactions are exempt from the Open Order Rule:

                1. Purchases or sales of up to 500 shares of an issuer ranked in the Standard & Poor's 500 Composite Stock Index (S&P 500) at the time of purchase or sale The Adviser's Compliance Officer shall make available an updated list of such issuers quarterly.

                2. Purchases or sales approved by the Adviser's Compliance Officer in his/her discretion.

         (g) Blackout Rule: No Investment Personnel may directly or indirectly acquire or dispose of beneficial ownership in a Covered Security within seven calendar days before and after a Managed Portfolio trades in that Security.

                Transactions permitted under the Blackout Rule must also satisfy the Open Order Rule and the Preclearance Rule, if and to the extent the transaction is not covered by exceptions to those rules.

         (h) Ban on Short-term Trading Profits. Advisory Persons must hold each Security for a period of not less than sixty (60) days from date of acquisition.

         (i) Gifts. No Access Person shall accept any gift or other item (for the purpose of this Code "gifts" include but are not limited to cash, merchandise, gifts, prizes, travel expenses, meals and certain types of entertainment) of more than $100 in value from any person or entity that does business with or on behalf of the Advisor or the Fund. All gifts received must be reported to the Advisor's Compliance Department.

ANY PROFITS REALIZED BY A PORTFOLIO MANAGER ON A PERSONAL TRADE IN VIOLATION OF SECTIONS 1(F) (G) AND (H) MUST BE DISGORGED AT THE REQUEST OF THE FUND.


         (j) Service as Director. No Advisory Person shall serve on the board of directors of a publicly traded company without prior authorization by the President or the Compliance Officer of the Fund. If board service is authorized, such Advisory Person shall have no role in making investment decisions with respect to the publicly traded company.

         (k) Market Timing Prohibited. No Portfolio Manager shall engage in excessive trading or market timing activities with respect to any mutual fund whether or not such mutual fund is a Managed Portfolio, or is managed by such Adviser/Subadvisor or any affiliated adviser or subadviser. For the purposes of the foregoing, "market timing" shall be defined as a purchase and redemption, regardless of size, in and out of the same mutual fund within any sixty (60) day period. The foregoing restrictions shall not apply to Portfolio Managers investing in mutual funds through automatic reinvestment programs, and any other non-volitional investment vehicles. Portfolio Managers shall provide quarterly certifications as to their compliance with this restriction.


2.       EXEMPTED TRANSACTIONS

The preclearance prohibitions of Section 1 of this Code, shall not apply to:

         (a) Purchases or sales effected in any account over which the Advisory Person has no direct or indirect influence or control in the reasonable estimation of the Adviser's Compliance Officer. This exemption will also apply to personal brokerage accounts for which a third party (e.g. broker, financial advisor) makes all investment decisions on behalf of the Access Person. The discretionary arrangement must be documented to the Adviser's Compliance Officer or his or her designee.

         (b) Purchases or sales of securities not eligible for purchase or sale by the Fund.

         (c) Purchases or sales which are non-volitional on the part of either the Advisory Person or the Fund.

         (d) Purchases of shares necessary to establish an automatic dividend reinvestment plan or pursuant to an automatic dividend reinvestment plan, and subsequent sales of such securities.

         (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         (f) Purchase or sale of securities issued under an employee stock purchase or incentive program unless otherwise restricted.


3.       ACCOUNTS COVERED

         Advance clearance must be obtained for any personal transaction in a security by an officer, director or employee of an Adviser if such person has, or as a result of the transaction acquires, any direct or indirect beneficial ownership in the security.

         The term "beneficial ownership" is defined by rules of the SEC which will be applicable in all cases. Generally, under the SEC rules, a person is regarded as having beneficial ownership of securities held in the name of:

                        a)   a husband, wife or a minor child;

                        b) a relative (including in-laws, step-children, or step-parents) sharing the same house;


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

                        c)   anyone else if the officer, director or employee:

                             (i) obtains benefits substantially equivalent to
                                 ownership of the securities; or

                             (ii) can obtain ownership of the securities
                                 immediately or at some future time.

4.       EXEMPTION FROM CLEARANCE REQUIREMENT

         Clearance is not required for any account over which an officer, director or employee has no influence or control; however, the existence of such an account must be reported to the Compliance Officer. The Compliance Officer, in his sole discretion, has the authority to request further information and documentation regarding any account over which an officer, director or employee reports he has no influence or control.

B.       REPORT OF TRANSACTIONS

         1.     TRANSACTIONS AND ACCOUNTS COVERED

                a) All personal transactions in any account for which advance clearance is required must also be reported in the next quarterly transaction report after the transaction is effected.

                b) Every officer, director and employee of an Adviser must file a report when due even if such person made no purchases or sales of securities during the period covered by the report.

                c) Any Access Person shall immediately report any potential violation of this Code of which he or she becomes aware to the Compliance Department.

         2.     TIME OF REPORTING

                A. Reports of personal transactions must be made within 10 days after the end of each calendar quarter. Thus, reports are due on the 10th day of January, April, July and October.

                B. The January Report also requires an annual listing of all non-exempt securities holdings as of December 31 of the preceding year (a current listing will also be required upon the effectiveness of this Policy Statement). New employees will be required to provide a listing of all non-exempt securities holdings as of the date of commencement of employment.

         3.     FORM OF REPORTING

                The report must be on the form provided by the Compliance Department. A copy of the form is attached.

         4.     RESPONSIBILITY TO REPORT

                The responsibility for taking the initiative to report is imposed on each individual required to make a report. Any effort by the Compliance Department to facilitate the reporting process does not change or alter that responsibility.

         5.     WHERE TO FILE REPORT

                All reports must be filed with the Compliance Department.

         6.     CODE OF ETHICS REPORTS

                In addition, "Access Persons" of Phoenix/Zweig Advisers LLC., The Zweig Fund, Inc., The Zweig Total Return Fund, Inc., Phoenix-Zweig Trust, Euclid Advisors LLC (i) are required to make any reports required under the Code of Ethics of such advisers or funds, as the case may be, and (ii) must comply with all the other provisions (including the personal trading restrictions) of such Code of Ethics.

                C.      HIGH-RISK TRADING ACTIVITIES

                Certain high-risk trading activities, if used in the management of a personal trading portfolio, are risky not only because of the nature of the securities transactions themselves, but also because of the potential that action necessary to close out the transactions may become prohibited during the pendency of the transactions. Examples of such activities include short sales of common stock and trading in derivative instruments such as option contracts to purchase ("call") or sell ("put") securities at certain predetermined prices. Officers, directors and employees of the Advisers should understand that short sales and trading in derivative instruments involve special risks - derivative instruments, for example, ordinarily have greater price volatility than the underlying security. The fulfillment of the obligations owed by each officer, director and employee to his or her employer may heighten those risks. For example, if an Adviser becomes aware of material, nonpublic information about the issuer of the underlying securities, such Adviser's personnel may find themselves "frozen" in a position in a derivative security. The Advisers will not bear any losses resulting in personal accounts through the implementation of this Policy Statement.

                D.      RESTRICTIONS ON DISCLOSURES


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


                Officers, directors and employees of the Advisers shall not disclose any nonpublic information (whether or not it is material) relating to the Advisers or their securities transactions on behalf of clients to any person outside an Adviser (unless such disclosure has been authorized by such Adviser). Material, nonpublic information may not be communicated to anyone, including persons within an Adviser, except as provided in Section I above. Such information must be secured. For example, access to files containing material, nonpublic information and computer files containing such information should be restricted, and conversations containing such information, if appropriate at all, should be conducted in private (for example, not by cellular telephone, to avoid potential interception).

                E.      REVIEW

                The Compliance Officer will review and consider any proper request of an officer, director or employee of an Adviser for relief or exemption from any restriction, limitation or procedure contained herein, which restriction, limitation or procedure is claimed to cause a hardship for such person. The Compliance Officer's decision is completely within his sole discretion.

                F.      SANCTIONS

         Upon discovering a violation of this Code, the Board of Trustees of a Fund may impose such sanctions as it deems appropriate, including inter alia, a letter of censure or suspension or termination of employment, or suspension of personal trading privileges for such period as it may deem appropriate. Provided further, the Adviser's Compliance Officer shall review and present sanctions levied for non-compliance at each regularly scheduled Board meeting. Please see attached Appendix B of Sanctions that may be levied for violations of this Code.

                G.      RECORDKEEPING

         All Code of Ethics records will be maintained pursuant to the provisions of Rules 17j-1 and 204A-1.


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

4.       ACKNOWLEDGEMENT

         I have read and understand this Policy Statement on Insider Trading. I certify that I have, to date, complied and will continue to comply with this Policy Statement. I understand that any violation of this Policy Statement may lead to sanctions, including dismissal.



-----------------------------------------------       ----------------------
                  (Signature)                                 (Date)


-----------------------------------------------
                  (Print name)

form 2a




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

SECTION III. SUPERVISORY PROCEDURES

         The Advisers have assigned the Compliance Officer the primary responsibility for the implementation and maintenance of the Advisers' policy and procedures against insider trading. Supervisory Procedures can be divided into two classifications - prevention of insider trading and detection of insider trading.

1.       PREVENTION OF INSIDER TRADING

         To prevent insider trading, the Compliance Officer should:

         i. provide, on a regular basis, an education program to familiarize officers, directors and employees with the Advisers' policy and procedures;

         ii.    answer questions regarding the Advisers' policy and procedures;

         iii. resolve issues of whether information received by an officer, director or employee of an Adviser is material and nonpublic and determine what action, if any, should be taken;

         iv. review on a regular basis and update as necessary an Adviser's policy and procedures;

         v. when it has been determined that an officer, director or employee of an Adviser has material, nonpublic information:

                1. implement measures to prevent dissemination of such information, and

                2. if necessary, restrict officers, directors and employees from trading the securities; and

         vi. promptly review, and either approve or disapprove, in writing, each request of an officer, director or employee of an Adviser for clearance to trade in specified securities.


2.       DETECTION OF INSIDER TRADING

         To detect insider trading, the Compliance Officer should:

                i. review the trading activity reports filed by each officer, director and employee;

                ii. review the trading activity of mutual funds and private accounts managed by the Advisers;

                iii. review trading activity (if any) of an Adviser's own account;

                iv. promptly investigate all reports of any possible violations of the Advisers' Policy and Procedures to Detect and Prevent Insider Trading; and

                v. coordinate the review of such reports with other appropriate officers, directors or employees of an Adviser.


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3.       SANCTIONS

         Upon discovering a violation of this Code, the Board of Trustees of the Fund may impose such sanctions as it deems appropriate, including inter alia, a letter of censure or suspension or termination of employment, or suspension of personal trading privileges for such period as it may deem appropriate.

4.       GENERAL REPORTS TO MANAGEMENT

         On an as-needed or periodic basis, the Advisers may find it useful for the Compliance Officer to prepare a written report to the management and/or Board of Directors of an Adviser setting forth some or all of the following:

                i. a summary of existing procedures to detect and prevent insider trading;

                ii. a summary of any changes in procedures made in the last year;

                iii. full details of any investigation since the last report (either internal or by a regulatory agency) of any suspected insider trading, the results of the investigation and a description of any changes in procedures prompted by any such investigation;

                iv. an evaluation of the current procedures and a description of any anticipated changes in procedures; and

                v. a description of the Advisers' continuing educational program regarding insider trading, including the dates of such programs since the last report to management.

form 2a
rv 6/05




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
                                                  INVESTMENT REPORTING MATRIX
                                                (APPENDIX A TO CODE OF ETHICS)
--------------------------------------------------------------------------------------------------------------------------------
Type of Investment                                                         Reportable                 Preclearance
-----------------                                                          ----------                 ------------
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Bank Conversions                                                           YES                        YES
--------------------------------------------------------------------------------------------------------------------------------
Bankers Acceptance                                                         NO                         NO
--------------------------------------------------------------------------------------------------------------------------------
Blind Trusts                                                               YES                        NO
--------------------------------------------------------------------------------------------------------------------------------
Call/Matured Securities                                                    YES                        NO
--------------------------------------------------------------------------------------------------------------------------------
Cash Management Accounts (No Securities Trading)*                          NO                         NO
--------------------------------------------------------------------------------------------------------------------------------
Closely Held Corporate Stock                                               YES                        NO
--------------------------------------------------------------------------------------------------------------------------------
Co-op Apartment Shares                                                     NO                         NO
--------------------------------------------------------------------------------------------------------------------------------
Commercial Paper                                                           NO                         NO
--------------------------------------------------------------------------------------------------------------------------------
Convertible Bonds                                                          YES                        YES
--------------------------------------------------------------------------------------------------------------------------------
CORPORATE BONDS                                                            YES                        YES
--------------------------------------------------------------------------------------------------------------------------------
CORPORATE MERGERS/TENDERS                                                  YES                        NO
--------------------------------------------------------------------------------------------------------------------------------
Dividend Reinvestment Plans                                                YES- annually              NO
--------------------------------------------------------------------------------------------------------------------------------
FAMILY BUSINESS (PRIVATE)                                                  NO                         NO
--------------------------------------------------------------------------------------------------------------------------------
Foreign Government Bonds                                                   YES                        YES
--------------------------------------------------------------------------------------------------------------------------------
Futures                                                                    YES                        YES
--------------------------------------------------------------------------------------------------------------------------------
GIFTS OF SECURITIES                                                        YES                        NO
--------------------------------------------------------------------------------------------------------------------------------
Initial Public Offering                                                    NOT ALLOWED                N/A
--------------------------------------------------------------------------------------------------------------------------------
Insurance Company Conversions                                              YES                        YES
--------------------------------------------------------------------------------------------------------------------------------
Limit Orders/Good Til Canceled                                             YES                        Every Other Day
--------------------------------------------------------------------------------------------------------------------------------
Money Market Funds- Direct                                                 NO                         NO
--------------------------------------------------------------------------------------------------------------------------------
Municipal Bonds                                                            YES                        YES
--------------------------------------------------------------------------------------------------------------------------------
Mutual Funds- Closed End                                                   YES                        YES
--------------------------------------------------------------------------------------------------------------------------------
Mutual Funds- Open End- Direct                                             NO                         NO
--------------------------------------------------------------------------------------------------------------------------------
Opening of a Bank Trading Account                                          YES                        YES
--------------------------------------------------------------------------------------------------------------------------------
Opening of a Brokerage Account                                             YES                        YES
--------------------------------------------------------------------------------------------------------------------------------
Options (60 + days)                                                        YES                        YES
--------------------------------------------------------------------------------------------------------------------------------
Private Partnerships- Affiliated  **                                       NO                         NO
--------------------------------------------------------------------------------------------------------------------------------
Private Investment Partnerships- Unaffiliated                              YES                        YES
--------------------------------------------------------------------------------------------------------------------------------
Restricted Stock (Private Placements)                                      YES                        YES
--------------------------------------------------------------------------------------------------------------------------------
Rights Offering (including over subscriptions)-Exercising                  YES                        NO
--------------------------------------------------------------------------------------------------------------------------------
Structured Notes                                                           YES                        YES
--------------------------------------------------------------------------------------------------------------------------------
Stock- Purchase/Sales                                                      YES                        YES
--------------------------------------------------------------------------------------------------------------------------------
Stock- Short Sales                                                         YES                        YES
--------------------------------------------------------------------------------------------------------------------------------
Stock- Dividends/Splits                                                    YES-annually               NO
--------------------------------------------------------------------------------------------------------------------------------
SYSTEMATIC INVESTMENT PLAN WITH CORPORATE ISSUER                           YES-annually               NO
--------------------------------------------------------------------------------------------------------------------------------
Transfer of a Brokerage Account                                            YES                        YES
--------------------------------------------------------------------------------------------------------------------------------
Trust Accounts                                                             YES                        See Compliance
--------------------------------------------------------------------------------------------------------------------------------
Unit Investment Trust                                                      YES                        NO
--------------------------------------------------------------------------------------------------------------------------------
US Government Securities                                                   NO                         NO
--------------------------------------------------------------------------------------------------------------------------------
US Savings Bonds  (EE)                                                     NO                         NO
--------------------------------------------------------------------------------------------------------------------------------
Variable Annuities                                                         NO                         NO
--------------------------------------------------------------------------------------------------------------------------------
WRAP ACCOUNTS                                                              YES                        See Compliance
--------------------------------------------------------------------------------------------------------------------------------
Zweig Fund/Zweig Total Return Fund                                         YES                        See Compliance and Legal
--------------------------------------------------------------------------------------------------------------------------------
* REGISTERED REPRESENTATIVES MUST RECEIVE PERMISSION FROM THEIR RESPECTIVE BROKER/DEALER TO OPEN THIS ACCOUNT.
--------------------------------------------------------------------------------------------------------------------------------
** THIS INFORMATION WILL NOT BE REPORTABLE TO COMPLIANCE; HOWEVER, THE INFORMATION WILL BE MAINTAINED BY THE
--------------------------------------------------------------------------------------------------------------------------------
   PARTNERSHIPS' GENERAL COUNSEL.
--------------------------------------------------------------------------------------------------------------------------------
     1/1/98
--------------------------------------------------------------------------------------------------------------------------------

                                    APPENDIX B - SANCTIONS

-----------------------------------------------------------------------------------------------
                                                                    Q REPORT AFFILIATED MF
INITIAL HOLDINGS REPORT        Q REPORT                                  TRANSACTIONS
------------------------------ --------------------------------- ------------------------------
     All Access Persons               All Access Persons             Investment Personnel
------------------------------ --------------------------------- ------------------------------
o    1st violation -           o    1st violation -              o    1st violation -
     written warning                written warning                   written warning
o    2nd violation             o    2nd violation within         o    2nd violation
     within the same year -         the same year - $50.00            within the same year -
     $50.00 fine payable to         fine payable to the               $50.00 fine payable to
     the Phoenix Foundation         Phoenix Foundation                the Phoenix Foundation
o    3rd violation             o    3rd violation within         o    3rd violation
     within the same year -         the same year - suspension        within the same year -
     suspension of trading          of trading privileges for         suspension of trading
     privileges for 30 days         30 days                           privileges for 30 days

------------------------------ --------------------------------- ------------------------------

------------------------------ --------------------------------- ------------------------------
  PRE-CLEAR IPOS & LIMITED                                               60-DAY HOLDING
         OFFERINGS*            BLACKOUT                                    REQUIREMENT
------------------------------ --------------------------------- ------------------------------
     Advisory Personnel                                               Advisory Personnel
                               Investment Personnel
------------------------------ --------------------------------- ------------------------------
o    1st violation -           o    1st violation -              o    1st violation -
     Reported to Chief Legal        disgorgement of profits on        written warning
     Officer and President          the personal trade           o    2nd violation -
     of Phoenix Investment     o    2nd violation -                   violation within the
     Counsel for                    Reported to Chief Legal           same year - $50.00 fine
     determination of               Officer and President of          payable to the Phoenix
     appropriate sanctions.         Phoenix Investment Counsel        Foundation
o    2nd violation -                for determination of         o    3rd violation
     possible grounds for           appropriate sanctions.            within the same year -
     termination               o    3rd violation -                   suspension of trading
                                    possible grounds for              privileges for 60 days
                                    termination

-----------------------------------------------------------------------------------------------

------------------------------------------------------------------------
         ANNUAL REPORT                          PRE-CLEAR

--------------------------------- --------------------------------------
       All Access Persons                   Advisory Persons
--------------------------------- --------------------------------------
o    1st violation -              o    1st violation - written
     written warning                   warning
                                  o    2nd violation within the
                                       same year - $100 fine payable
                                       to the Phoenix Foundation and
                                       suspension of trading
                                       privileges for 30 days
                                  o    3rd violation within the
                                       same year - suspension of
                                       trading privileges for 90 days

--------------------------------- --------------------------------------

--------------------------------- --------------------------------------
   MARKET TIMING PROHIBITION
       AND Q CERTIFICATE                     OPEN ORDER RULE
--------------------------------- --------------------------------------
      Investment Personnel                Investment Personnel

--------------------------------- --------------------------------------
o    1st violation -              o    1st violation - Reported to
     possible grounds for              Chief Legal Officer and
     termination at                    President of Phoenix Investment
     determination of Chief            Counsel for determination of
     Legal Officer and                 appropriate sanctions.
     President of Phoenix         o    2nd violation - possible
     Investment Counsel                grounds for termination






------------------------------------------------------------------------


*s/t NASD Prohibition Rule 2790.